EXHIBIT 10.126

AMENDMENT TO
EMPLOYMENT AGREEMENT

     THIS AMENDMENT TO EMPLOYMENT AGREEMENT (“Amendment”) is entered into as of this 21st day of February, 2005, by and between TIMCO AVIATION SERVICES, INC., a Delaware corporation (“Company”), and KEVIN CARTER (“Employee”)

Preliminary Statements

     A. The parties have previously entered into that certain Employment Agreement dated June 8, 2004 (“Agreement”). Unless otherwise defined, capitalized terms used herein shall have the meanings given to them in the Agreement.

     B. The parties wish to amend the Agreement to reflect the terms set forth below.

Agreement

     NOW, THEREFORE, in consideration of the premises, the mutual covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Section 2(a) of the Agreement is hereby amended by deleting all of its text and replacing it with the following text:

     (a) Base Salary. In consideration for the Employee’s services hereunder and the restrictive covenants contained herein, effective as of November 1, 2004, the Employee’s base salary shall be $175,000 per annum (the “Salary”), payable in accordance with TIMCO’s customary payroll practices. Notwithstanding the foregoing, Employee’s annual Salary may be increased at any time and from time to time to levels greater than the level set forth in the preceding sentence at the sole discretion of the Compensation Committee of the Board of Directors of TIMCO (“Committee”) to reflect merit or other increases.

2. Section 3(c) of the Agreement is hereby amended to change the period during which the Company must continue to make all Severance Payments after a termination Without Cause from six months (as currently provided in the Agreement) to one year.

3. Except as amended hereby, the Agreement shall remain in full force and effect.

[Signatures on next page]

     IN WITNESS WHEREOF, the parties have executed this Amendment, effective as of the date set forth above.

TIMCO AVIATION SERVICES, INC., a Delaware corporation

By:	/s/ Roy T. Rimmer, Jr.

Roy T. Rimmer, Jr. Chairman and Chief Executive Officer

EMPLOYEE:

/s/ Kevin Carter

Kevin Carter

EMPLOYMENT AGREEMENT

     This EMPLOYMENT AGREEMENT (“Agreement”), dated this 8th day of June, 2004, by and between TIMCO AVIATION SERVICES, INC., a Delaware corporation (the “Company”), and KEVIN CARTER (the “Employee”).

     In consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. Employment.

          (a) Retention. The Company agrees to employ Employee as its Vice President, Treasurer/Planning, and Employee agrees to accept such employment, subject to the terms and conditions of this Agreement.

          (b) Employment Period. The period during which the Employee shall serve as an employee of the Company under this Agreement shall commence as of May 1, 2004 (the “Effective Date”), and unless earlier terminated pursuant to this Agreement or extended through agreement of the parties, shall expire on December 31, 2007 (the period for which the Employee is an employee of the Company is hereinafter referred to as the “Employment Period”).

          (c) Duties and Responsibilities. During the Employment Period, the Employee shall serve as Vice President, Treasurer/Planning of the Company and its subsidiaries. In such role, Employee shall have such authority and responsibility and perform such duties as may be assigned to him from time to time by the Chief Financial Officer, and in the absence of such assignment, such duties as are customary to Employee’s office and as are necessary or appropriate to the business and operations of the Company and its subsidiaries. During the Employment Period, the Employee’s employment shall be full time. Employee shall perform his duties honestly, diligently, in good faith and in the best interests of the Company and its subsidiaries, and Employee shall use his best efforts to promote the interests of the Company and its subsidiaries.

          (d) Other Activities. Except upon the prior written consent of the Company, the Employee, during the Employment Period, will not accept any other employment. The Employee shall be permitted to serve in ventures such as passive real estate investments, serving on charitable and civic boards and organizations, and similar activities, so long as such activities do not materially interfere with or detract from the performance of Employee’s duties or constitute a breach of any of the provisions contained in this Agreement.

     2. Compensation.

          (a) Base Salary. In consideration for the Employee’s services hereunder and the restrictive covenants contained herein, the Employee shall be paid an annual base salary (“Salary”), as follows:

               (i) $130,000 from the Effective Date until December 31, 2004;

               (ii) $140,000 from January 1, 2005 until April 30, 2005; and

               (iii) $150,000 from May 1, 2005 until the end of the Employment Period.

Payments hereunder shall be made in accordance with the Company’s customary payroll practices. Notwithstanding the foregoing, Employee’s annual Salary may be increased at anytime and from time to time to levels greater than the level set forth in the preceding sentence at the discretion of the Compensation Committee (the “Committee”) of the Board of Directors (“Board”) of the Company to reflect merit or other increases.

          (b) Bonus. In addition to the Salary, the Employee shall be eligible to receive an annual bonus (“Bonus”) equal to 50% of the Employee’s Salary. The Bonus shall be based on the achievement of corporate goals and objectives as established by the Committee or the Board. The achievement of said goals and objectives shall be determined by the Committee or the Board. Notwithstanding the foregoing, Employee’s Bonus for fiscal 2004 shall not be less than $15,000 and, notwithstanding the payment provision below, such minimum Bonus amount shall be paid to Employee on or before January 15, 2005. With respect to any Fiscal Year during which the Employee is employed by the Company for less than the entire Fiscal Year, the Bonus shall be prorated for the period during which the Employee was so employed. Except as set forth above, all amounts of Bonus earned by Employee shall be payable within thirty (30) days after completion of the audited financial statements for the previous Fiscal Year. The term “Fiscal Year” as used herein shall mean each period of twelve (12) calendar months commencing on January 1st of each calendar year during the Employment Period and expiring on December 31st of such year.

          (c) Merit and Other Bonuses. Employee shall be entitled to such other bonuses, payments and benefits may be determined by the Committee or the Board, in their sole discretion.

          (d) Equity Incentives. Employee shall be eligible to receive grants of stock options, restricted stock or other equity incentives, all at the discretion of the Committee or the Board.

          (e) Other Compensation Programs. The Employee shall be entitled to participate in Company’s incentive and deferred compensation programs and such other programs as are established and maintained generally for the benefit of Company’s employees or executive officers, subject to the provisions of such plans or programs.

          (f) Vacations. The Employee shall be entitled to three weeks of vacation on an annual basis. Employee shall be entitled to be reimbursed for any accrued and unused vacation time as of the date he is no longer an employee of Company.

          (g) Other Benefits. During the term of this Agreement, the Employee shall also be entitled to participate in any other health insurance programs, life insurance programs, disability programs, stock option plans, bonus plans, pension plans and other fringe benefit plans and programs as are from time to time established and maintained for the benefit of Company’s employees or executive officers, subject to the provisions of such plans and programs.

          (h) Expenses. The Employee shall be reimbursed for all out-of-pocket expenses reasonably incurred by him on behalf of or in connection with the business of the Company, pursuant to the normal standards and guidelines followed from time to time by the Company.

          (i) Withholding. All payments made to the Employee hereunder shall be made net of any applicable withholding for income taxes and the Employee’s share of FICA, FUTA or other taxes. The Company shall withhold such amounts from such payments to the extent required by applicable law and remit such amounts to the applicable governmental authorities in accordance with applicable law.

     3. Termination.

          (a) For Cause. The Company shall have the right to terminate this Agreement and to discharge the Employee for Cause (as defined below), at any time during the term of this Agreement. Termination for Cause shall mean, during the term of this Agreement, (i) Employee’s conduct that would constitute under federal or state law either a felony or a misdemeanor involving moral turpitude, or a determination by the Company’s Board of Directors, after consideration of all available information and following the procedures set forth below, that Employee has willfully violated Company policies or procedures involving discrimination, harassment, alcohol or substance abuse, or work place violence causing material injury to the Company, (ii) Employee’s actions or omissions that constitute fraud, dishonesty or gross misconduct, (iii) Employee’s knowing and intentional breach of any fiduciary duty that causes material injury to the Company, and (iv) Employee’s inability to perform his material duties, after reasonable notice and an opportunity to resolve the issues, due to alcohol or other substance abuse. Any termination for Cause pursuant to this Section shall be given to the Employee in writing and shall set forth in detail all acts or omissions upon which the Company is relying to terminate the Employee for Cause.

     Upon any determination by the Company that Cause exists to terminate the Employee, the Company shall cause a special meeting of the Board of Directors to be called and held at a time mutually convenient to the Board of Directors and Employee, but in no event later than ten (10) business days after Employee’s receipt of the notice that the Company intends to terminate the Employee for Cause. Employee shall have the right to appear before such special meeting of the Board of Directors with legal counsel of his choosing to refute such allegations and shall have a reasonable period of time to cure any actions or omissions which provide the Company with a basis to terminate the Employee for Cause (provided that such cure period shall not exceed 30 days). A majority of the members of the Board of Directors must affirm that Cause exists to terminate the Employee. No finding by the Board of Directors will prevent the Employee from contesting such determination through appropriate legal proceedings provided that the Employee’s sole remedy shall be to sue for damages, not reinstatement, and damages shall be limited to those that would be paid to the Employee if he had been terminated without Cause. In the event the Company terminates the Employee for Cause, the Company shall only be obligated to continue to pay in the ordinary and normal course of its business to the Employee his Salary plus accrued but unused vacation time through the termination date and the Company shall have no further obligations to Employee from and after the date of termination.

          (b) Resignation by Employee. If the Employee shall resign or otherwise terminate his employment with the Company at anytime during the term of this Agreement, the

Employee shall only be entitled to receive his accrued and unpaid Salary and vacation pay through the termination date, and the Company shall have no further obligations under this Agreement from and after the date of resignation.

          (c) Termination by Company Without Cause. At any time during the term of this Agreement the Company shall have the right to terminate this Agreement and to discharge the Employee without Cause effective upon delivery of written notice to the Employee. Upon any such termination by the Company without Cause, the Company shall pay to the Employee all of the Employee’s accrued but unpaid Salary and vacation pay through the date of termination, and thereafter, the Company: (i) shall continue to pay to the Employee his Salary payable in accordance with Section 2(a) for six (6) months from the date of termination, when and as the same would have been due and payable hereunder but for such termination, (ii) shall continue Employee’s health benefits under the Company’s then health insurance program(s) for six months from the date of termination (or until Employee’s death or the date on which Employee becomes covered by the health plan of a subsequent employer, to the extent that either of these events occurs earlier). Additionally, if Employee is terminated without Cause, all stock options and restricted stock grants previously granted to him will immediately vest (to the extent not then already vested), and all such stock options shall remain exercisable for the lesser of the unexpired term of such options or six months from the date of Employee’s termination. All payments made to the Employee pursuant to this Section 3(c) are collectively, referred to herein as the “Severance Payment.” Other than the Severance Payment, the Company shall have no further obligation to the Employee except for the obligations set forth in Section 12 of this Agreement after the date of such termination; provided, however, that the Employee shall only be entitled to continuation of the Severance Payments as long as he is in compliance with the provisions of Sections 6 and 7 of this Agreement. Additionally, Employee shall be entitled to receive each month for six-months following the termination of the Employment Period Employee’s monthly portion of the Salary, so long as Employee is in compliance with Sections 6 and 7 of the Agreement and so long as Employee has not been terminated for “Cause,” in which case the restrictive covenant shall apply notwithstanding the payment of severance.

          (d) Disability of the Employee. This Agreement may be terminated by the Company upon the Disability of the Employee. “Disability” shall mean any mental or physical illness, condition, disability or incapacity which prevents the Employee from reasonably discharging his duties and responsibilities under this Agreement for a period of 180 consecutive days. In the event that any disagreement or dispute shall arise between the Company and the Employee as to whether the Employee suffers from any Disability, then, in such event, the Employee shall submit to the physical or mental examination of a physician licensed under the laws of the State of North Carolina, who is mutually agreeable to the Company and the Employee, and such physician shall determine whether the Employee suffers from any Disability. In the absence of fraud or bad faith, the determination of such physician shall be final and binding upon the Company and the Employee. The entire cost of such examination shall be paid for solely by the Company. In the event the Company has purchased Disability insurance for Employee, the Employee shall be deemed disabled if he is completely (fully) disabled as defined by the terms of the Disability policy. In the event that at any time during the term of this Agreement the Employee shall suffer a Disability and the Company terminates the Employee’s employment for such Disability, the Company shall continue to pay to the Employee his Salary, payable in accordance with Section 2(a) for three (3) months from the date of the termination, when and as the same would have been due and payable hereunder but for such termination, except that payment of the Salary in accordance with said paragraph shall be mitigated to the extent payments are made to the Employee pursuant to disability insurance programs maintained by the Company.

          (e) Death of the Employee. In the event of the death of Employee, the employment of the Employee by the Company shall automatically terminate on the date of the Employee’s death and the Company shall only be obligated to pay Employee’s estate Employee’s accrued and unpaid Salary through the termination date plus accrued but unused vacation time through the termination date and the Company shall have no further obligations to Employee from and after the date of termination.

     4. Termination of Employment by Employee for Change of Control.

          (a) Termination Rights. Notwithstanding the provisions of Section 2 and Section 3 of this Agreement, in the event that there shall occur a Change of Control (as defined below) of the Company and within two years after such Change of Control the Employee’s employment hereunder is terminated by the Company without Cause, then the Company shall be required to pay to the Employee all accrued but unpaid Salary and vacation pay through the date of termination, plus (i) the product of two (2) multiplied by the Employee’s then current Salary, plus (ii) the product of two (2) multiplied by the Bonus that Employee earned with respect to his services in the Fiscal Year prior to the Fiscal Year in which such termination occurs, assuming that all performance objectives are met (collectively, the foregoing consideration payable to the Employee shall be referred to herein as the “Change in Control Payment”). The Change in Control Payment shall be made no later than 10 days after the Employee’s termination pursuant to this Section 4. To the extent that payments are owed by the Company to the Employee pursuant to this Section 4, they shall be made in lieu of payments pursuant to Section 3, and in no event shall the Company be required to make payments or provide benefits to the Employee under both Section 3 and Section 4. Additionally, Employee shall be entitled to receive the Change of Control Payment set forth above in the event that within six months after the term of this Agreement, a Change of Control shall occur.

          (b) Change of Control of the Company Defined. For purposes of this Section 4, a “Change of Control of the Company” shall be deemed to have occurred if:

               (i) Any “person” (as such term is defined in Sections 13(d)(3) and Section 14(d)(3) of the Exchange Act), other than the Company, any majority owned subsidiary of the Company, any compensation plan of the Company, any majority owned subsidiary of the Company or Lacy J. Harber and his affiliates and/or heirs, becomes the “beneficial owner” (as such term is defined in Rule 13d 3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company; or

               (ii) Any “person” (as such term is defined in Sections 13(d)(3) and Section 14(d)(3) of the Exchange Act), other than the Company, any majority owned subsidiary of the Company, any compensation plan of the Company, any majority owned subsidiary of the Company or Lacy J. Harber and his affiliates and/or heirs), becomes the “beneficial owner” (as such term is defined in Rule 13d 3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than 35% of the combined voting power of the Company provided: (A) such person or person are not acting as a “group” (as such term is defined in Rule 13(d) under the Exchange Act) with respect to the Company’s voting securities with Lacy J.

Harber and his affiliates and/or heirs and (B) such person or persons own Company securities with more of the combined voting power of the Company than those held by Lacy J. Harber and his affiliates and/or heirs; or

               (iii) The shareholders of the Company approve (1) a reorganization, merger, or consolidation with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger, or consolidation do not immediately thereafter own more than 50% of the combined voting power entitled to vote generally in the election of the directors of the reorganized, merged or consolidated entity; (2) a liquidation or dissolution of the Company; or (3) the sale of all or substantially all of the assets of the Company or of a subsidiary of the Company that accounts for more than 66 2/3% of the consolidated revenues of the Company, but not including a reorganization, merger or consolidation of the Company.

     5. Successor To Company. The Company shall require any successor, whether direct or indirect, to all or substantially all of the business, properties and assets of the Company whether by purchase, merger, consolidation or otherwise, prior to or simultaneously with such purchase, merger, consolidation or other acquisition to execute and to deliver to the Employee a written instrument in form and in substance reasonably satisfactory to the Employee pursuant to which any such successor shall agree to assume and to timely perform or to cause to be timely performed all of the Company’s covenants, agreements and obligations set forth in this Agreement (a “Successor Agreement”). The failure of the Company to cause any such successor to execute and deliver a Successor Agreement to the Employee shall constitute a material breach of the provisions of this Agreement by the Company.

     6. Restrictive Covenants. In consideration of his employment and the other benefits arising under this Agreement, the Employee agrees that during the term of this Agreement, and for a period of six months following the termination of this Agreement, the Employee shall not directly or indirectly:

          (a) alone or as a partner, joint venturer, officer, director, member, employee, consultant, agent, independent contractor or stockholder of, or lender to, any company or business, engage in any business which competes, directly or indirectly, with any business of the Company; provided, however, that the beneficial ownership of less than one percent (1%) of the shares of stock of any corporation having a class of equity securities actively traded on a national securities exchange or over-the-counter market shall not be deemed, in and of itself, to violate the prohibitions of this Section; or

          (b) for any reason, (i) induce any customer of the Company or any of its subsidiaries or affiliates to patronize any business directly or indirectly in competition with the businesses conducted by the Company or any of its subsidiaries or affiliates in any market in which the Company or any of its subsidiaries or affiliates does business; (ii) canvass, solicit or accept from any customer of the Company or any of its subsidiaries or affiliates any such competitive business; or (iii) request or advise any customer or vendor of the Company or any of its subsidiaries or affiliates to withdraw, curtail or cancel any such customer’s or vendor’s business with the Company or any of its subsidiaries or affiliates; or

          (c) for any reason, employ, or knowingly permit any company or business directly or indirectly controlled by him, to employ, any person who was employed by the

Company or any of its subsidiaries or affiliates at or within the prior six months, or in any manner seek to induce any such person to leave his or her employment.

The provisions of this Section 6 shall apply to Employee whether or not Employee’s employment with the Company has been terminated for Cause or without Cause and whether or not the Company is required to pay Employee severance benefits under Section 3 of this Agreement. Notwithstanding the foregoing, if this Agreement expires by its terms at the end of the Employment Period, then the provisions of this Section 6 shall only apply to Employee if the Company provides Employee with all of the severance benefits which it would be obligated to provide to him under Section 3(c) of this Agreement as if the Employee had been terminated from his employment with the Company without Cause.

     7. Confidentiality. The Employee agrees that at all times during the term of this Agreement and after the termination of employment for as long as such information remains non-public information, the Employee shall (i) hold in confidence and refrain from disclosing to any other party all information, whether written or oral, tangible or intangible, of a private, secret, proprietary or confidential nature, of or concerning the Company or any of its subsidiaries or affiliates and their business and operations, and all files, letters, memoranda, reports, records, computer disks or other computer storage medium, data, models or any photographic or other tangible materials containing such information (“Confidential Information”), including without limitation, any sales, promotional or marketing plans, programs, techniques, practices or strategies, any expansion plans (including existing and entry into new geographic and/or product markets), and any customer lists, (ii) use the Confidential Information solely in connection with his employment with the Company or any of its subsidiaries or affiliates and for no other purpose, (iii) take all precautions necessary to ensure that the Confidential Information shall not be, or be permitted to be, shown, copied or disclosed to third parties, without the prior written consent of the Company or any of its subsidiaries or affiliates, and (iv) observe all security policies implemented by the Company or any of its subsidiaries or affiliates from time to time with respect to the Confidential Information. In the event that the Employee is ordered to disclose any Confidential Information, whether in a legal or regulatory proceeding or otherwise, the Employee shall provide the Company or any of its subsidiaries or affiliates with prompt notice of such request or order so that the Company or any of its subsidiaries or affiliates may seek to prevent disclosure. In addition to the foregoing the Employee shall not at any time libel, defame, ridicule or otherwise disparage the Company.

     8. Specific Performance; Injunction. The parties agree and acknowledge that the restrictions contained in Sections 6 and 7 are reasonable in scope and duration and are necessary to protect the Company or any of its subsidiaries or affiliates. If any provision of Section 6 or 7 as applied to any party or to any circumstance is adjudged by a court to be invalid or unenforceable, the same shall in no way affect any other circumstance or the validity or enforceability of any other provision of this Agreement. If any such provision, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form, such provision shall then be enforceable and shall be enforced. The Employee agrees and acknowledges that the breach of Section 6 or 7 will cause irreparable injury to the Company or any of its subsidiaries or affiliates and upon breach of any provision of such Sections, the Company or any of its subsidiaries or affiliates shall be entitled to injunctive relief, specific performance or other equitable relief, without being required to post a bond; provided, however, that, this shall in no way limit any other remedies which the Company or any of its subsidiaries or affiliates may have (including, without limitation, the right to seek monetary damages).

     9. Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing and shall be deemed given if delivered by hand delivery, by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery to, the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall designate in writing to the other parties): (a) if to the Company, at its principal executive offices, addressed to the Chief Executive Officer, with a copy to Philip B. Schwartz, Esq., Akerman, Senterfitt & Eidson, P.A., One Southeast Third Avenue, Miami, Florida 33156; and (b) if to the Employee, at the address listed on the signature page hereto.

     10. Amendment; Waiver. This Agreement may not be modified, amended, or supplemented, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

     11. Assignment; Third Party Beneficiary. This Agreement, and the Employee’s rights and obligations hereunder, may not be assigned or delegated by him. The Company may assign its rights, and delegate its obligations, hereunder to any affiliate of the Company, or any successor to the Company or its aviation services business, specifically including the restrictive covenants set forth in Section 6 hereof. The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon its respective successors and assigns.

     12. Severability; Survival. In the event that any provision of this Agreement is found to be void and unenforceable by a court of competent jurisdiction, then such unenforceable provision shall be deemed modified so as to be enforceable (or if not subject to modification then eliminated herefrom) to the extent necessary to permit the remaining provisions to be enforced in accordance with the parties intention. The provisions of Sections 6 and 7 will survive the termination for any reason of the Employee’s relationship with the Company.

     13. Indemnification. The Company agrees to indemnify the Employee during the term and after termination of this Agreement in accordance with the provisions of the Company’s certificate of incorporation and bylaws and the Delaware General Corporation Law.

     14. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

     15. Governing Law. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of North Carolina applicable to contracts executed and to be wholly performed within such State.

     16. Entire Agreement. This Agreement contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter.

     17. Headings. The headings of Paragraphs and Sections are for convenience of reference and are not part of this Agreement and shall not affect the interpretation of any of its terms.

     18. Construction. This Agreement shall be construed as a whole according to its fair meaning and not strictly for or against any party. The parties acknowledge that each of them has reviewed this Agreement and has had the opportunity to have it reviewed by their respective attorneys and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement.

     19. Resolution of Disputes. Any disputes arising under or in connection with this Agreement shall be resolved by third party mediation of the dispute and, failing that, by binding arbitration to be held in Greensboro, North Carolina in accordance with the rules and procedures of the American Arbitration Association. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

[Signatures on Next Page]

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

TIMCO AVIATION SERVICES, INC., a Delaware corporation

By:	/s/ Roy T. Rimmer, Jr.

Roy T. Rimmer, Jr., Chairman and CEO

EMPLOYEE:

/s/ Kevin Carter

KEVIN CARTER

Address for Notices:
_____________________
_____________________
_____________________